Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:
Media	Investors
Tom Glover	Phil De Sousa
+1-914-323-5891	+1-914-323-5930
Tom.Glover@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports second quarter 2012 results

Second quarter adjusted net income is $92 million or $0.49 per share, up 4 percent on a normalized* basis; $89 million or $0.48 per share as reported, up 23 percent or $0.09 per share from Q2 2011

Second quarter revenue up 4 percent in constant currencies to $966 million; down 1 percent as reported, due to foreign currency translation impact

Gross and operating margins climb 60 and 100 basis points, respectively, on a normalized basis, continuing a three-year upward trend; sales program and cost reduction initiatives driving profitability

Company continues to execute growth strategy with MJK Automation acquisition; emerging markets post revenue growth of 22 percent in constant currencies

WHITE PLAINS, N.Y., August 2, 2012 – Xylem Inc. (NYSE: XYL), a leading global water technology company focused on solving the world’s most challenging water issues, today reported second quarter revenue of $966 million, up 4 percent on a constant currency basis, down 1 percent as reported from the second quarter 2011. Second quarter net income was $89 million or $0.48 per share, up $0.09 per share or 23 percent from the same period last year. Adjusting for one-time separation costs resulting from the Xylem spinoff from ITT Corporation on October 31, 2011, and special tax items, net income was $92 million or $0.49 per share, up 4 percent or $0.02 per share over the second quarter 2011 on a normalized basis.* Recognizing soft economic conditions and the anticipated negative currency impact from the recent strengthening of the U.S. dollar, the company announced that it is revising its full-year revenue and earnings outlook downward.

“Our business operations continue to improve, even with lower than anticipated revenue, showing strong gross and operating margin improvement in this tough economy, extending a three-year positive trend: we’re seeing the benefit of disciplined cost control measures we’ve put in place,” said Gretchen McClain, president and chief executive officer of Xylem. “Our leadership team is committed to maximizing the benefit of our Customer Excellence sales initiatives to grow the top line, and we are driving operational excellence to grow the bottom line, as well as controlling costs.”

*	The 2011 normalized earnings per share reflect adjustments (including one-time separation costs, interest expense, stand-alone costs, and special tax items) to our GAAP results to better illustrate year-over-year performance. The normalized earnings are intended to give a representation of our performance had Xylem been a stand-alone company in 2011.

“We continue to enhance our portfolio, having just closed the acquisition of MJK Automation, a leading manufacturer of flow and level sensors, and measurement and control technology for water and wastewater applications, a business that complements our offerings in the attractive analytical instrumentation space,” McClain said. “Further, we’ve seen our business grow by 22 percent in constant currencies in the emerging markets, or 17 percent on an organic basis, enhancing our footprint, most recently with new sales and service centers in Panama and Vietnam.”

Full-year revenues are now expected to be approximately $3.8 billion, and adjusted net income is expected to be in the range of $321 to $338 million, or $1.72 to $1.82 per share, down from the earlier projection of adjusted net income of $1.80 to $1.95 per share. Full-year GAAP net income is now anticipated to be in the range of $292 to $317 million, or $1.57 to $1.70 per share, which includes $15 to $20 million of restructuring and realignment costs and $15 to $20 million of one-time separation costs. This is down from the earlier projection of GAAP net income of $1.72 to $1.89 per share.

Second Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure businesses provide equipment and services focused on the transport, treatment and testing of water and wastewater in the public utility and industrial markets.

•

Second quarter 2012 segment revenue was $609 million, up 1 percent as reported, and up 7 percent in constant currencies from the second quarter of 2011. A 58 percent increase in the test business, driven by the newly acquired YSI business and 38 percent growth in the emerging markets on a constant currency basis, more than offset weakness in treatment.

•

Second quarter adjusted segment operating margin was down 50 basis points from the second quarter 2011 to 15.4 percent, driven by the impact of incremental stand-alone costs and inflation, which was partially offset by price and cost actions. Stand-alone costs negatively impacted operating margin by 70 basis points for the second quarter 2012.

Applied Water

Xylem’s Applied Water businesses provide equipment and services in the residential and commercial building services, general industrial and agricultural markets.

•

Second quarter 2012 segment revenue was $373 million, flat on a constant currency basis and down 3 percent over the second quarter of 2011, attributable to slowing commercial and residential demand, which was partially offset by strength in the U.S. industrial business.

•

Second quarter adjusted segment operating margin was 13.9 percent, up 90 basis points from the second quarter 2011, thanks to significant productivity and price initiatives which more than offset incremental stand-alone costs. Stand-alone costs negatively impacted operating margin 50 basis points for the second quarter of 2012.

2

More detail available

Supplemental information on Xylem’s second quarter earnings, including reconciliations for certain non-GAAP items, is posted at investors.xyleminc.com.

About Xylem

Xylem (NYSE: XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Launched in 2011 from the spinoff of the water-related businesses of ITT Corporation, Xylem is headquartered in White Plains, N.Y., with 2011 annual revenues of $3.8 billion and 12,500 employees worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation, the terms and the effect of the separation, the nature and impact of the separation, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A in our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

###

3

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

	Three Months		Six Months
For the periods ended June 30,	2012	2011	2012	2011
Revenue	$966	$971	$1,891	$1,861
Cost of revenue	583	592	1,145	1,145

Gross profit	383	379	746	716
Selling, general and administrative expenses	220	219	451	429
Research and development expenses	28	26	56	50
Separation costs	6	18	11	21

Operating income	129	116	228	216
Interest expense	13	1	27	1
Other non-operating (expense) income, net	(1)	—	(2)	1

Income before taxes	115	115	199	216
Income tax expense	26	43	47	66

Net income	$89	$72	$152	$150

Earnings per share:
Basic	$0.48	$0.39	$0.82	$0.82
Diluted	$0.48	$0.39	$0.82	$0.82
Weighted average number of shares:
Basic	185.8	184.6	185.6	184.6
Diluted	186.2	184.6	186.1	184.6
Dividends declared per share	$0.1012	$—	$0.2024	$—

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except per share amounts)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$358	$318
Receivables, less allowances for discounts and doubtful accounts of $32 and $37 in 2012 and 2011, respectively	770	756
Inventories, net	467	426
Prepaid and other current assets	107	97
Deferred income tax assets	47	45

Total current assets	1,749	1,642
Property, plant and equipment, net	459	463
Goodwill	1,601	1,610
Other intangible assets, net	485	505
Other non-current assets	188	173

Total assets	$4,482	$4,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$327	$322
Accrued and other current liabilities	445	490
Short-term borrowings and current maturities of long-term debt	7	5

Total current liabilities	779	817
Long-term debt	1,199	1,201
Accrued postretirement benefits	313	316
Deferred income tax liability	176	165
Other non-current accrued liabilities	67	67

Total liabilities	2,534	2,566

Commitments and contingencies (Note 14) Stockholders’ equity:
Common Stock – authorized 750.0 shares, par value $0.01 per share:
Issued 185.7 shares and 184.6 shares in 2012 and 2011, respectively	2	2
Capital in excess of par value	1,690	1,663
Retained earnings	153	40
Treasury stock – at cost 0.1 shares and 0 shares in 2012 and 2011, respectively	(3)	—
Accumulated other comprehensive income	106	122

Total stockholders’ equity	1,948	1,827

Total liabilities and stockholders’ equity	$4,482	$4,393

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the six months ended June 30,	2012	2011
Operating Activities
Net income	$152	$150
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67	68
Share-based compensation	10	5
Payments for restructuring	—	(6)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(16)	(54)
Changes in inventories	(44)	(31)
Changes in accounts payable	12	(14)
Changes in accrued liabilities	(24)	3
Changes in accrued taxes	(5)	26
Net changes in other assets and liabilities	(20)	11
Other, net	(7)	3

Net Cash—Operating activities	125	161

Investing Activities
Capital expenditures	(57)	(53)
Proceeds from the sale of property, plant and equipment	3	5
Other, net	1	—

Net Cash—Investing activities	(53)	(48)

Financing Activities
Net transfer to former parent	(6)	(112)
Issuance of short-term debt	3	—
Principal payments of debt and capital lease obligations	(3)	—
Purchase of common stock	(3)	—
Proceeds from exercise of employee stock options	16	—
Dividends paid	(39)	—
Other, net	1	—

Net Cash—Financing activities	(31)	(112)

Effect of exchange rate changes on cash	(1)	6
Net change in cash and cash equivalents	40	7
Cash and cash equivalents at beginning of year	318	131

Cash and cash equivalents at end of year	$358	$138

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$26	$—
Income taxes (net of refunds received)	$54	$18

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude for one-time separation costs associated with the Xylem spin-off from ITT Corporation.

“Operating Income * ”, “Adjusted Operating Income” and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude restructuring and realignment and one-time separation costs associated with the Xylem spin-off from ITT Corporation and tax-related special items.

“Normalized EPS” defined as adjusted earnings per share, as well as adjustments to reflect the incremental current period amount of interest expense and stand alone costs in the prior comparable period.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
	Orders	Orders	Change 2012 v. 2011	% Change 2012 v. 2011	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2012 v. 2011	% Change Adj. 2012 v. 2011
	2012	2011
Six Months Ended June 30
Xylem Inc.	1,974	1,976	(2)	-0.1%	(67)	69	—	—	0.0%	3.4%
Water infrastructure	1,255	1,244	11	0.9%	(67)	53	—	(3)	-0.2%	5.1%
Applied Water	752	764	(12)	-1.6%	—	18	(3)	3	0.4%	0.8%
Quarter Ended June 30
Xylem Inc.	970	998	(28)	-2.8%	(30)	51	—	(7)	-0.7%	2.3%
Water infrastructure	617	632	(15)	-2.4%	(30)	40	—	(5)	-0.8%	4.0%
Applied Water	370	383	(13)	-3.4%	—	13	(2)	(2)	-0.5%	0.0%
Quarter Ended March 31
Xylem Inc.	1,004	978	26	2.7%	(37)	18	—	7	0.7%	4.5%
Water infrastructure	638	612	26	4.2%	(37)	13	—	2	0.3%	6.4%
Applied Water	382	381	1	0.3%	—	5	(1)	5	1.3%	1.6%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
	Revenue	Revenue	Change 2012 v. 2011	% Change 2012 v. 2011	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2012 v. 2011	% Change Adj. 2012 v. 2011
	2012	2011
Six Months Ended June 30
Xylem Inc.	1,891	1,861	30	1.6%	(66)	63	—	27	1.5%	5.0%
Water infrastructure	1,193	1,153	40	3.5%	(66)	47	—	21	1.8%	7.5%
Applied Water	728	740	(12)	-1.6%	—	18	(1)	5	0.7%	0.8%
Quarter Ended June 30
Xylem Inc.	966	971	(5)	-0.5%	(32)	49	—	12	1.2%	4.5%
Water infrastructure	609	602	7	1.2%	(32)	37	(1)	11	1.8%	7.3%
Applied Water	373	385	(12)	-3.1%	—	13	(1)	—	0.0%	0.3%
Quarter Ended March 31
Xylem Inc.	925	890	35	3.9%	(34)	14	—	15	1.7%	5.5%
Water infrastructure	584	551	33	6.0%	(34)	10	1	10	1.8%	7.8%
Applied Water	355	355	—	0.0%	—	5	—	5	1.4%	1.4%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

For The Three and Six Months Ended June 30, 2012 & 2011

($ Millions, except per share amounts)

	Q1 2012	Q2 2012	YTD 2012
Net Income	63	89	152
Separation costs, net of tax	4	4	8

Adjusted Net Income before Special Tax Items	67	93	160

Special Tax Items	—	(1)	(1)

Adjusted Net Income	67	92	159

Diluted Earnings per Share	$0.34	$0.48	$0.82
Separation costs per Share	$0.02	$0.02	$0.04

Adjusted diluted EPS before Special Tax Items	$0.36	$0.50	$0.86
Special Tax Items per Share	$0.00	($0.01)	($0.01)

Adjusted diluted EPS	$0.36	$0.49	$0.85

	Q1 2011	Q2 2011	YTD 2011
Net Income	78	72	150
Separation costs, net of tax	2	27	29

Adjusted Net Income before Special Tax Items	80	99	179

Special Tax Items	—	4	4

Adjusted Net Income	80	103	183

Diluted Earnings per Share	$0.42	$0.39	$0.82
Separation costs per Share	$0.01	$0.15	$0.16

Adjusted diluted EPS before Special Tax Items	$0.43	$0.54	$0.97
Special Tax Items per Share	$0.00	$0.02	$0.02

Adjusted diluted EPS	$0.43	$0.56	$0.99

Xylem Inc. Non-GAAP Reconciliation

Normalized and Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q2 2011							Q2 2012
	As Reported	Adjustments		Adjusted	Adjustments		Normalized	As Reported	Adjustments		Adjusted
Total Revenue	971			971			971	966			966
Operating Income	116	18	a	134	(8	)c	126	129	6	a	135
Operating Margin	11.9%			13.8%			13.0%	13.4%			14.0%
Interest Expense	(1)			(1)	(13	)d	(14)	(13)			(13)
Other Non-Operating Income (Expense)	—			—			—	(1)			(1)

Income before Taxes	115	18		133	(21)		112	115	6		121

Provision for Income Taxes	(43)	13	b	(30)	5	e	(25)	(26)	(3	)b	(29)

Net Income	72	31		103	(16)		87	89	3		92

Diluted Shares	184.6						184.6	186.2			186.2

Diluted EPS	$0.39	$0.17		$0.56	$(0.09)		$0.47	$0.48	$0.01		$0.49

a	One time separation costs
b	Tax impact of one time separation costs and special tax items
c	Incremental stand alone costs incurred in 2012
d	Incremental interest expense on long-term debt entered into in conjunction with the spin.
e	Tax impact of incremental interest expense and stand alone costs incurred in 2012

Xylem Inc. Non-GAAP Reconciliation

Segment Operating Income

($ Millions)

Adjusted Segment Operating Income

	Q1		Q2		YTD
	‘12	‘11	‘12	‘11	‘12	‘11
Total Revenue
• Water Infrastructure	584	551	609	602	1,193	1,153
• Applied Water	355	355	373	385	728	740
Operating Income
• Water Infrastructure	75	64	93	94	167	158
• Applied Water	40	46	52	50	92	96
Separation Costs
• Water Infrastructure	2	—	1	2	3	2
• Applied Water	1	—	—	—	1	—
Adjusted Operating Income*
• Water Infrastructure	77	64	94	96	170	160
• Applied Water	41	46	52	50	93	96
Operating Margin
• Water Infrastructure	12.8%	11.6%	15.2%	15.6%	14.0%	13.7%
• Applied Water	11.3%	13.0%	13.9%	13.0%	12.6%	13.0%
Adjusted Operating Margin*
• Water Infrastructure	13.2%	11.6%	15.4%	15.9%	14.2%	13.9%
• Applied Water	11.5%	13.0%	13.9%	13.0%	12.8%	13.0%

*	Adjusted Operating Income excludes non-recurring separation costs

Xylem Inc. Non-GAAP Reconciliation

Net Cash—Operating Activities vs. Free Cash Flow

For The Six Months Ended June 30, 2012 & 2011

($ Millions)

	Six Months Ended
	2012	2011
Net Cash—Operating Activities	125	161
Capital Expenditures	(57)	(53)

Free Cash Flow, including separation costs	68	108
Separation Costs (Cash Paid incl. Capex)	18	26

Free Cash Flow, excluding separation costs	86	134

Net Income	152	150
Separation Costs, net of tax (incl. tax friction)	8	29

Adjusted Net Income	160	179

Free Cash Flow Conversion	54%	75%

Xylem Inc. Non-GAAP Reconciliation

Guidance

($ Millions, except per share amounts)

								Illustration of Mid Point Guidance
2012 Guidance
	FY ‘11							FY ‘12
	As Reported	Adjustments		Adjusted	Adjustments		Normalized	As Projected	Adjustments		Adjusted
Total Revenue	3,803			3,803			3,803	3,800			3,800
Segment Operating Income	503	29	a	532	(10	)d	522	524	25	h,i	549
Segment Operating Margin	13.2%			14.0%			13.7%	13.8%			14.4%
Corporate Expense	108	(58	)b	50	18	e	68	66	(11	)h	55

Operating Income	395	87		482	(28)		454	458	36		494

Operating Margin	10.4%			12.7%			11.9%	12.1%			13.0%
Interest Expense	(17)			(17)	(39	)f	(56)	(54)			(54)
Other Non-Operating Income (Expense)	5			5			5	(2)			(2)

Income before Taxes	383	87		470	(67)		403	402	36		438

Provision for Income Taxes	(104)	(8	)c	(112)	16	g	(96)	(99)	(10	)j	(109)

Net Income	279	79		358	(51)		307	303	26		329

Diluted Shares	185.3						185.3	186.3			186.3

Diluted EPS	$1.50	$0.43		$1.93	$(0.27)		1.66	1.63	0.14		1.77

a	One time separation costs incurred at the segment level
b	One time separation costs incurred at the corporate level
c	Net tax impact of above items, plus the addition of 2011 special tax items
d	Incremental stand alone costs to be incurred in 2012 at the segment level ($10M)
e	Incremental stand alone costs to be incurred in 2012 at the corporate level ($18M)
f	Incremental interest expense on long-term debt to be incurred in 2012
g	Tax impact of incremental interest expense and stand alone costs to be incurred in 2012
h	Expected one time separation costs of $7M and $11M to be incurred at the segments and headquarters, respectively.
i	Restructuring & realignment costs of $18M to be incurred at the segments.
j	Tax impact of one time separation, restructuring & realignment costs expected to be incurred in 2012 and tax special items realized through Q2 2012.